Exhibit 4.16
LatAm Logistic Properties S.A.
Commercial Offer of Financial Services
Signature Version
Bogotá D.C., October 21st, 2025

Gentlemen:
LatAm Logistic Properties S.A.

Attn.     Esteban Saldarriaga
esteban@lpamericas.com

Subject:     Commercial Offer of Financial Services

Dear Sirs:
Banco BTG Pactual Colombia S.A., a banking establishment organized as a corporation in accordance with the laws of the Republic of Colombia, domiciled in the city of Medellín, incorporated and existing in accordance with the laws of Colombia, identified with N.I.T. 901.491.551-0, represented in this act by Mabel Moreno Ochoa, of legal age, identified with citizenship ID No. 43.740.801 of Envigado, in her capacity as legal representative, with broad authority for such purpose, (the “Lender”), we hereby present to you a commercial offer of financial services (the “Offer”) whose terms and conditions are included in Annex 1 (Terms and Conditions of the Offer – Credit Regulations) of this letter (the “Regulations”).

Exhibit 4.16
In the event that you accept the Offer, you must, within the two (2) Business Days following the date of sending of the Offer, send the Lender a purchase order for services (the “Purchase Order”), executed under the terms of Annex 2 (Purchase Order for Services) of this letter, in order to formalize the terms and conditions of the Offer. For all purposes, the Purchase Order, as well as the Regulations, form an integral part of this Offer.

This Offer and its related documents may be signed by all interested parties electronically, for which purpose the Parties acknowledge and agree that the signatures affixed in this document are reliable and binding to legally and contractually bind them in relation to their content and have the same validity and the same legal effects as a handwritten signature, in compliance with the conditions established in Law 527 of 1999 and Decree 2364 of 2012.

Sincerely,

Banco BTG Pactual Colombia S.A.,

Name: Mabel Moreno Ochoa
Identification: C.C. 43.740.801
Legal Representative

Exhibit 4.16
Annex 1

Terms and Conditions of the Offer – Credit Regulations

I.Credit Conditions
Parties

Lender: Banco BTG Pactual Colombia S.A., a banking establishment organized as a corporation in accordance with the laws of the Republic of Colombia, domiciled in the city of Medellín, identified with N.I.T. 901.491.551-0 (the “Lender”).

Debtor: LatAm Logistic Properties S.A., a corporation, organized in accordance with the laws of the Republic of Panama, registered with the Public Registry of Panama under Folio No. 155601029 (the “Debtor” and, together with the Lender, the “Parties”).

Credit Amount:	Up to fifty thousand million pesos (COP$ 50,000,000,000) (the “Credit”).
Permitted Uses of the Credit:

The Debtor undertakes to allocate the funds disbursed under this Credit exclusively to the following purposes: (i) working capital related to the ordinary operation of the business for the Debtor or its affiliated companies, which may be granted in the form of capital contributions, advances for future capital contributions, loan agreements, or such other forms as the Debtor, in its sole discretion, deems convenient; (ii) investments in fixed assets and expansion projects or infrastructure improvement (CapEx); and/or (iii) financing of acquisitions previously agreed with the Lender, other than those indicated in item one above. In no event the funds may be used for purposes other than those established herein, except with the Lender’s prior written authorization (the foregoing, the “Permitted Uses”).

Disbursement:

The funds of the Credit shall be disbursed through a single disbursement (the “Disbursement”) during the Availability Period, subject to the prior delivery of the Disbursement Request and the fulfillment of the Conditions Precedent by the Debtor (the “Disbursement Date”).

Availability Period:	It is the period of thirty (30) calendar days counted from the Signature Date (the “Availability Period”).

Exhibit 4.16

Term and Maturity Date:	Three (3) years counted from the Disbursement Date (the “Maturity Date”).
Interim Security

An initial or interim security (hereinafter, the “Interim Security”) consisting of the granting by Latam Logistic Col Holdco I S de RL (the “Pledgor”) of a movable security instrumented through an open commercial pledge agreement, without possession and first-ranking, over one hundred percent (100%) of the outstanding shares of LatAm Logistic Col Propco Cota 1 S.A.S. (the “Open Pledge Contract over Shares”) in favor and for the benefit of the Lender, as security for the full and timely performance of the Secured Obligations (as defined below).
The purpose of the Open Pledge Contract over Shares shall be to serve as security to the Lender in connection with the full performance of all the Secured Obligations, when they become due, whether upon their maturity, acceleration, or any other cause, under the terms of the Financing Documents.

The Interim Security shall remain in force and with full legal validity until (i) the total and satisfactory payment of the Secured Obligations, or (ii) the perfection of the Definitive Security (as this term is defined below) under the terms agreed in this Offer, and the execution of the corresponding cancellation document under the Open Pledge Contract over Shares, under the terms set forth therein.

Exhibit 4.16

Definitive Security
The definitive security shall consist of (i) the issuance of the Guarantee Certificates over the Trust Assets contributed to the Autonomous Estate, and (ii) an Open Pledge Contract over the Trust Rights of the Autonomous Estate, as both are described below (collectively, the “Definitive Security”):

(i) Guarantee Certificates. It shall consist of the issuance by the Trustee, as spokesperson and administrator of the Autonomous Estate, of the Guarantee Certificates that relate to the following real estate properties located in the municipality of Tenjo, Cundinamarca, corresponding to the Calle 80 Logistics Park project (the “Collateral Assets”), which must have been duly contributed to the Autonomous Estate (once contributed, the “Trust Assets”):
a) The lots where warehouses 100 and 900 may be developed, which today form part of the lot for future development, referred to as “LT AREA ULTIL-PARCELA 01” and registered under real estate registration folio No. 50N-20864652 of the Public Registry Office Bogotá North Zone. For the lots corresponding to warehouses 100 and 900, new separate real estate registration numbers will be assigned for each lot of land.

b) Future development lot building 500B, referred to as “500 FASE2” and registered under real estate registration folio No. 50N-20923064 of the Public Registry Office Bogotá North Zone.

The Guarantee Certificates must comply with the requirements set forth in the Trust Contract and in the Applicable Laws, including the express indication of the Lender as secured creditor, the coverage value, the description of the Trust Assets subject to the security, and the applicable enforcement procedure. The issuance of the Guarantee Certificates constitutes an act of granting security over the Trust Assets, with full legal effects against third parties, under the terms of the legal regime applicable to commercial trust contracts in Colombia.

For purposes of the issuance of the Guarantee Certificates, the Parties understand and accept that the amount included as the “maximum guaranteed amount” or “certificate coverage value” shall correspond to seventy percent (70%) of the value of the Trust Assets. Notwithstanding the foregoing, the 2:1 coverage ratio of the amount of the Credit in relation to the Trust Assets shall be determined based on the commercial appraisal thereof to be provided by the Debtor.

(ii) Open Pledge Contract over Trust Rights. It shall consist of the granting by the Debtor, or whomever it designates, of a movable security instrumented through an open commercial pledge, without possession and of first-ranking security interest over all of the rights, obligations, present and future, of the trust settlor in the Autonomous Estate, including the trust rights under the Trust Contract (the “Trust Rights”), in favor and for the benefit of the Lender, as security for the full and timely performance of the Secured Obligations (the “Open Pledge Contract over Trust Rights”).

The purpose of the Open Pledge Contract over Trust Rights shall be to serve as security to the Lender in connection with the full performance of all the Secured Obligations, when they become due, whether upon their maturity, acceleration, or any other cause, under the terms of the Financing Documents.

Exhibit 4.16

The Open Pledge Contract over Trust Rights and the movable security constituted thereunder shall remain in force and with full legal validity for as long as Secured Obligations exist and/or are pending performance.For purposes of the granting of the Open Pledge Contract over Trust Rights, the Lender must receive, on the date on which such Contract is executed, a legal opinion issued by its legal counsel, in form and substance satisfactory to the Lender, confirming the legal capacity of the Debtor, or whomever it designates, to enter into and be validly bound under such Contract, as well as the validity and enforceability thereof in accordance with Applicable Laws. The issuance of this legal opinion shall be a condition for the Lender to consider the Definitive Security perfected under the terms of the Financing Documents.

Once the Definitive Security has been executed, to the satisfaction of the Lender, the Parties shall proceed to execute the cancellation document for the Interim Security, under the terms set forth in the Open Pledge Contract over Shares, in order to render it ineffective and to formally release the shares from the pledge encumbrance. The foregoing is without prejudice to the fact that the Interim Security shall remain in full force and effect until the constitution of the Definitive Security has been perfected. The Lender may not validly refuse to execute the cancellation document for the Interim Security if the Definitive Security has indeed been constituted under the terms agreed herein.

Exhibit 4.16

Guarantee

As additional security for the full and timely performance of the Secured Obligations, LatAm Logistic Col Holdco I, S.R.L., a limited liability company organized under the laws of the Republic of Panama (the “Guarantor”), undertakes to grant a joint and several guarantee under the laws of the Republic of Panama, which must be duly notarized by a Notary Public and, if signed outside the Republic of Panama, apostilled pursuant to the 1961 Hague Convention, or alternatively authenticated by a consul of the Republic of Panama with jurisdiction over the place where the signatory is located (the “Guarantee”), in favor and for the benefit of the Lender.

The Guarantee shall be granted fully, unconditionally, irrevocably, and jointly and severally, and its purpose shall be to guarantee to the Lender the performance of all of the Secured Obligations, when they become due, whether upon their maturity, acceleration, or any other cause, under the terms of the Financing Documents.

By virtue of the Guarantee, the Guarantor must undertake to be liable with its present and future assets for the total payment and up to the total value of the Secured Obligations. Consequently, the Lender may demand from the Guarantor the performance of the Secured Obligations as if they had been contracted directly by the Guarantor.

Likewise, by virtue of the Guarantee, the Guarantor must undertake to make payment of the Secured Obligations in a timely manner, once it has received the corresponding payment notice from the Lender.

The Guarantee shall remain in force and with full legal validity until (i) the total and satisfactory payment of the Secured Obligations, or (ii) the constitution, to the satisfaction of the Lender, of the Definitive Security, and the execution of the corresponding cancellation document.

Principal repayment frequency:	Payment of principal shall be made through a single payment on the Maturity Date.
Interest rate:	IBR 3M + 5,25% N.A.T.V.
Interest rate expressed in effective annual terms on the Signature Date	15.060% E.A.
Calculation Basis:	All interest shall be calculated on an actual/360 basis.
Interest calculation period:	Quarterly

Exhibit 4.16

Interest payment frequency:	Quarterly, counted from the Disbursement Date (each, an “Interest Payment Date”).
Default interest:

In the event of default in the payment of principal or any other amount due to the Lender, the Debtor shall pay the Lender default interest at the maximum rate permitted under the laws of the Republic of Colombia. In the case of remuneratory interest, such shall only accrue default interest under the terms and subject to the events provided for in Article 69 of Law 45 of 1990 and Article 886 of the colombian Commercial Code.

Structuring Fee:

The Debtor undertakes to pay a structuring fee (the “Structuring Fee”) equal to zero point seventy-five percent (0.75%) + VAT, on the total amount of the Credit, which shall accrue on the Signature Date and shall be paid on the earlier of (a) the Disbursement Date; or (b) thirty (30) calendar days following the Signature Date. For clarity, the amount of the Structuring Fee may be deducted from the Credit Disbursement.

Payments:

The Credit must be paid to the Lender in Pesos, including interest and any other cost accrued thereon, into the account that the Lender informs for such purpose.

Each payment must be made in immediately available funds, no later than 1:00 p.m. (Bogotá D.C., Colombia time) on each corresponding principal and interest payment date. All payments received after 1:00 p.m. (Bogotá D.C., Colombia time) on the corresponding date shall be deemed received on the next Business Day, and the applicable interest and/or fees shall continue to accrue during the days of delay.

Any date for the payment of an amount to the Lender that does not fall on a Business Day shall be extended to be paid on the next Business Day.

Voluntary Prepayments:

The Debtor may at any time prepay, in whole or in part, the Credit, in which case a prepayment penalty shall accrue, which shall be calculated based on the month in which the prepayment is made and shall accrue on the amounts effectively prepaid, in accordance with the following table.

For clarity purposes, month 1 shall begin to be counted as of the Disbursement Date:

	Month 1 to 5	1.80%
	Month 6 to 11	1.60%
	Month 12 to 17	1.25%
	Month 18 to 23	0.90%
	Month 24 to 29	0.75%
	Month 30 to 35	0.50%

Exhibit 4.16

Acceleration Events:
Upon the occurrence of any of the following events, the Lender may declare the Credit immediately due and payable, and it shall be understood that an acceleration event has occurred (any of them, an “Acceleration Event”):

(iii) Payment Default. Failure to pay interest, principal, fees, or anyother amount due under the Credit, whenever such amounts become due, subject to a cure period of one (1) Business Day only if the default is due to a purely operational error.

(iv) LAFT. In the event that the Debtor, its investors, its affiliates, including their shareholders, directors and officers, legal representatives, are: (i) charged with the commission of conduct classified as predicate offenses of money laundering, financing of terrorism, financing of the proliferation of weapons of mass destruction, corruption or bribery under the Penal Code; (ii) included in any of the binding or non-binding lists for Colombia, issued by national, international, or foreign authorities; (iii) charged and/or accused and/or convicted, or linked to and/or in relation to any type of investigation or proceeding, conducted by any Governmental Authority for the alleged commission of any crime related to money laundering, financing of terrorism, financing of the proliferation of weapons of mass destruction, or crimes against public administration and offenses contemplated in Law 1474 of 2011 and any other rules that implement it.

(v) Subordination. If the obligations arising from this Credit Document cease to be primary obligations or become subordinated to the payment of another, whether such other obligations are current or future obligations of the Debtor.

(vi) Other Indebtedness. The default under any indebtedness that the Debtor has with any other creditor to the extent that the same exceeds or is equal to another creditor in an amount exceeding five thousand million pesos (COP$5,000,000,000) for a period exceeding sixty (60) calendar days.

(vii) False and/or inaccurate representations. If any representation or warranty made by virtue of the acceptance of this Offer, and/or in any financial statement provided in compliance herewith, proves to be incorrect, false, inaccurate, or incomplete.
(viii) Insolvency. To the fullest extent permitted by Applicable Law, if an Insolvency Event occurs.

(ix) Validity of the Financing Documents. If (i) any Financing Document is declared null or illegal, is terminated, or ceases to be legal, valid, binding, or enforceable; or (ii) the Debtor rescinds, purports to rescind, repudiates, or purports to repudiate any Financing Document.[1]

1 Translator's note: the numerical order of the original document is maintained in the translation.

Exhibit 4.16

(x) Security. When any of the Security ceases to constitute a first-ranking Lien over the assets subject to such Security, or when, by virtue of any fact, act, circumstance, or decision of the Debtor, of any Governmental Authority, or of any third party, the collateral assets are affected or, in the Lender’s judgment, are expected to be affected in such a manner that the ability of such assets to secure the obligations under the Credit is put at risk.
(xi) Change of Control. In the event a Change of Control occurs, as soon as possible, but in any event within thirty (30) Business Days following the occurrence of the Change of Control, the Debtor must prepay the total amount of the obligations outstanding under the Credit.
For purposes of interpreting the Acceleration Events provided for in this Offer, it is clarified that only those events in which the existence of a cure or remediation period is expressly indicated shall be deemed curable within the term established therein. Consequently, any other event of default that does not expressly contemplate a cure or remediation period in this Offer shall be considered non-curable and shall entitle the Lender to declare the accelerated maturity of the Credit without the need for prior notice or the granting of any additional term whatsoever.

Consequences of the Acceleration of the Credit:

If the Lender decides to accelerate payment of the Credit, in accordance with the terms provided for in this Offer, the principal amount thereof shall be immediately payable together with the interest accrued on such principal, as well as any other obligation assumed by the Debtor under the Offer, the Regulations, the Promissory Note, and the other Financing Documents, without the need for presentment, private or judicial notice of dishonor, protest, notice, claim, demand, or additional notice of any nature whatsoever, all of which the Debtor irrevocably waives upon acceptance of this Offer through the execution of the Purchase Order.

If the payment of ordinary interest under this Offer is not made on the applicable Interest Payment Dates, such interest shall only accrue default interest under the terms and subject to the events provided for in Article 69 of Law 45 of 1990 and Article 886 of the Colombian Commercial Code. In this regard, as long as acceleration of the Credit has not been declared, the Lender may collect default interest on overdue and unpaid installments, even when such installments comprise interest only.

II.Conditions Precedent
The Lender’s obligation to make the Disbursement shall be subject to the satisfaction of the following conditions precedent, in form and substance satisfactory to the Lender, unless waived by the Lender in writing (the “Conditions Precedent”):

Conditions Precedent to the Disbursement:

Exhibit 4.16

Financing Documents:

Each Financing Document is in full force and effect, in form and substance satisfactory to the Lender, and has been duly authorized, executed, and delivered by each of the corresponding parties. The foregoing, except for the Definitive Security, which shall be constituted after the Disbursement Date.

For clarity purposes, the Parties agree that the Security Documents that instrument the Definitive Security need not be in full force and effect nor have been perfected, executed, delivered, or in any way signed as a Condition Precedent to the Disbursement, as provided in this Offer. The foregoing is without prejudice to the Debtor’s obligation to constitute the Definitive Security under the terms and within the term established in the Financing Documents.

Promissory Note:

The Debtor undertakes to deliver to the Lender a promissory note executed in accordance with the laws of the Republic of Panama, in the form customarily used by the Lender for this type of transaction, authenticated by a notary public at the place of signature or, if signed outside the Republic of Panama, legalized by apostille. The Promissory Note shall have as its purpose to guarantee the full and timely performance of all the Secured Obligations assumed by the Debtor under this Offer, the Regulations, the Promissory Note, the Security Documents, and the other Financing Documents. The Promissory Note shall be considered an enforceable instrument in accordance with the applicable law, and may be completed by the Lender in the event of default of any of the Secured Obligations, without the need for any additional judicial or extrajudicial demand. The Promissory Note shall remain in force and with full legal validity until the total and satisfactory payment of the Secured Obligations.

Legal Opinion:

The Lender has received a legal opinion in connection with the Credit and the Financing Documents, in terms customary for this type of transaction, issued by Arias, Fábrega & Fábrega in its capacity as legal counsel to the Lender.

Exhibit 4.16

Disbursement Request:

The Lender’s obligation to make the Disbursement shall be subject to the delivery by the Debtor of the corresponding disbursement request under the terms of Annex B – Disbursement Request Form (the “Disbursement Request”) executed by an authorized legal representative of the Debtor and containing at least:

(i)The amount of the Disbursement (which must correspond to the total amount of the Credit proceeds).

(ii)The proposed Disbursement Date.

(iii)The details of the bank account to which the Disbursement will be made (accompanied by a bank certification issued by the depositary bank of such account into which the funds are credited, indicating the account holder, the account number, and the type of account).

(iv) The certification that the applicable Conditions Precedent have been fulfilled, accompanied by evidence, to the satisfaction of the Lender, of the fulfillment of such conditions.

(v)A statement acknowledging and accepting the irrevocable obligation to constitute the Definitive Security under the terms and within the time periods provided for in this Offer.

For clarity purposes, the Disbursement Request must be delivered no later than three (3) Business Days prior to the Disbursement Date, and it may not exceed an amount equivalent to one hundred percent (100%) of the available amount of the Credit. In the event it is delivered with less advance notice, the Credit will not be disbursed, unless the Lender, in its sole discretion, accepts the Disbursement Request with such shorter advance notice.

Once the conditions have been fulfilled by the Debtor, the Lender undertakes to disburse within the three (3) Business Days following evidence of fulfillment of such conditions.

Debtor Corporate Documents:

The Debtor must deliver:

(i) A complete copy of the Debtor’s incorporation documents (together with their amendments).
(ii) A copy of the minutes of the corresponding corporate body authorizing the execution of the Financing Documents.

(iii) A certificate of existence and legal representation or its equivalent, issued by the chamber of commerce or equivalent entity of the Debtor’s domicile with an issuance date not more than fifteen (15) Business Days prior.

Absence of events of default:	That no Acceleration Event has occurred that is continuing, nor is any reasonably expected to occur as a consequence of the Disbursement of the Credit or the use of the funds derived from the Credit.

Exhibit 4.16

Financial Statements and Financial Calculations:

A true, complete, and correct copy of (i) the most recent financial statements duly signed by the Debtor’s accountant and the Debtor’s Authorized Officer, and (ii) the most recent consolidated financial statements of the Logistic Properties of the Americas LPA group, which must be consistent with their respective accounting books and in accordance with the applicable Accounting Standards.

Representations and Warranties:

All representations and warranties made by the Debtor in Section III (Other Elements of the Credit) (Representations and Warranties) are true, correct, and accurate with respect to the facts and circumstances existing as of the date of the Disbursement Request and on the Disbursement Date, and shall continue to be true even on the Disbursement Date and immediately after the Disbursement is made (except for those representations and statements that, by their express terms, refer to a specific different date).

Fees and Expenses:

The Debtor has paid all fees, costs, and expenses payable as of the relevant Disbursement Date under this Offer or any other Financing Document, and all Costs that, under any Financing Document, must be reimbursed to the Lender or paid prior to the relevant Disbursement Date, or satisfactory steps must have been taken, to the Lender’s satisfaction, for the payment of such fees or costs with the proceeds of the Disbursement.

Material Adverse Effect:	No event or circumstance or change has occurred that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
Security Documents:

As a condition precedent to the Disbursement, the Interim Security Documents must have been executed, in form and substance satisfactory to the Lender and in accordance with the provisions of the Regulations, including the Open Pledge Contract over Shares and the Guarantee, as applicable.

Such Interim Security Documents must have been duly created, perfected and, if applicable, registered in the Movable Security Registry, as valid and enforceable security interests, and first-ranking in favor and for the benefit of the Lender, guaranteeing the full and timely performance of the Secured Obligations.

Exhibit 4.16

Collateral Asset Documents:

The Debtor shall deliver to the Lender a true copy of the following documents with respect to each of the real estate properties that comprise the Collateral Assets

(i) The current certificate of title and liens issued by the competent Public Registry Office, which shall be issued over the larger lot of warehouses 100 and 900 that has real estate registration No. 50N-20864652 of the Public Registry Office Public Registry Office, Bogotá North Zone, with an issuance date not more than thirty (30) calendar days counted from the Signature Date.

(ii) The most recent commercial appraisal available of each of the real estate properties that comprise the Collateral Assets, prepared by duly qualified independent appraisers in accordance with Applicable Laws, reflecting the updated commercial value of such real estate properties.

III.Other Elements of the Credit
Representations and Warranties

The Debtor makes the representations and warranties set forth in this Section, in favor of the Lender, as of the Signature Date and the Disbursement Date, both immediately before and after making the Disbursement, except with respect to those representations and warranties that, by their express terms, refer exclusively to a different date:

Existence and Capacity:

The Debtor has been duly organized and is validly existing under the corresponding Applicable Laws, and has the capacity and authority to comply with the Credit conditions arising from the acceptance of this Offer.

Enforceability:

This Offer and each of the other Financing Documents to which it is a party are valid, binding, and enforceable against the Debtor in accordance with their terms and have been duly executed by the Debtor. The persons who accept this Offer and sign the Financing Documents on behalf and in representation of the Debtor have the required corporate capacities and authorizations to execute them.

Absence of Conflict:

The acceptance of this Offer and the execution of the other Financing Documents, the performance of the commitments, obligations, and agreements contained in this Offer and in the other Financing Documents, and the consummation of the transactions contemplated in this Offer and the other Financing Documents do not conflict with, nor result in a violation of, nor constitute a breach of: (i) the Debtor’s Corporate Documents; (ii) the Applicable Laws applicable to the Debtor; (iii) any judicial order, decision, or request or decree of any Governmental Authority, or any arbitral award to which the Debtor or its Properties are subject; or (iv) any Contract, instrument and/or debt security to which the Debtor is a party.

Solvency:	No Insolvency Event has occurred with respect to the Debtor.

Exhibit 4.16

Litigation:

(i)No Action is pending (or, to the Debtor’s knowledge, threatened) against the Debtor that: (a) is related to any Financing Document or any of the transactions contemplated therein; or (b) has had, or could reasonably be expected to have, by itself or together with any other Action, a Material Adverse Effect.

(ii)No judgments, orders, or awards have been issued against the Debtor that exceed, individually or in the aggregate, the sum of COP$ 1,000,000,000.

Taxes:

(i)The Debtor has timely filed all Tax returns that it is required to file and has paid, or has caused to be paid, all Taxes due and payable that it is required to pay, except to the extent that any Tax is being diligently contested through appropriate proceedings or by any other good faith action and with respect to which adequate cash reserves have been included in the Debtor’s corresponding books in accordance with the Accounting Standards.

(ii)All Taxes that must be deducted or withheld from the Debtor’s payments have been timely and properly deducted or withheld and duly paid to the corresponding Governmental Authority.

(iii)The Debtor has not received any notice of (i) any audit, examination, investigation, proceeding, or claim pending with respect to any Tax; or (ii) the imposition of any Lien with respect to Taxes that has been filed against the Debtor’s assets, nor, to the best knowledge and belief of the Debtor, has any such action been threatened.

Exhibit 4.16

Financial statements:

The (i) financial statements duly signed by the Debtor’s accountant and the Debtor’s Authorized Officer, and (ii) the most recent consolidated financial statements of the Logistic Properties of the Americas LPA group:

(i)Were prepared from, and are consistent with, the books and records of the Debtor and/or the companies belonging to the Logistic Properties of the Americas LPA group, respectively;

(ii)Provide a true and fair view of the financial condition of the Debtor and/or the companies belonging to the Logistic Properties of the Americas LPA group, respectively, including the disclosure of all of their obligations (contingent or otherwise) as of the date thereof and the results of their operations and cash flow, all in accordance with the Accounting Standards.

(iii)Such financial statements disclose all of the obligations of the Debtor and/or the companies belonging to the Logistic Properties of the Americas LPA group, respectively, (contingent or otherwise) and the reserves, if any, created with respect to such obligations and all obligations not due or accelerated or losses derived from the undertakings entered into by the Debtor (whether or not such undertakings have been disclosed in such Financial Statements).

(iv)The Debtor and/or the companies belonging to the Logistic Properties of the Americas LPA group, respectively, have not assumed or agreed to assume any material obligation that is not described or included in the most recent financial statements delivered to the Lender, except for obligations incurred after the date of such financial statements including, without limitation, pursuant to the Financing Documents.

Compliance with Applicable Law:	The Debtor complies in all material respects with all Applicable Laws applicable to the Debtor.
Environmental and Social Provisions:

The Debtor has complied with all material aspects of the Environmental and Social Laws and, consequently, there is no past or current non-compliance with any of the Environmental and Social Laws in the development or operation of its business.

Absence of material adverse effect:	Since the Signature Date, no condition has existed nor has any event occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
Absence of an Acceleration Event:

No default or event has occurred that constitutes an Acceleration Event, nor is any expected to occur as a consequence of the consummation of the transactions contemplated by this Offer or in the other Financing Documents.

Exhibit 4.16

Enforceability of the Promissory Note:

The Promissory Note, once completed in accordance with its term, shall be an enforceable instrument that provides for clear, express, and due obligations of the Debtor, and grants legitimate rights to the Lender for its enforcement under the terms of Applicable Law.

Security:

The Debtor represents and warrants that:

(i) Each of the Interim Security Documents has been duly executed by the corresponding parties and constitutes a valid, enforceable, and opposable security under Applicable Laws, in favor and for the benefit of the Lender.

(ii) If applicable, the Liens created pursuant to the Interim Security Documents have been perfected and registered in the Movable Security Registry, and are first-ranking security interests, and no other Liens exist affecting the assets subject to such security interests, except for those that are preferred by operation of law.

(iii) The Definitive Security Documents, once executed as provided in the Financing Documents, shall constitute valid, enforceable, and opposable security interests in accordance with the Applicable Laws, and shall grant the Lender first-ranking Liens over the Trust Assets and the Trust Rights, as applicable.

(iv) The Debtor undertakes to maintain the full validity, effectiveness, and enforceability against third parties of the Security Documents during the term of the Secured Obligations, and to perform any act or take any steps that may be necessary to preserve the Lender’s rights as provided in the Financing Documents.

Liens:

(i) No Liens exist over the Debtor’s assets or rights.

(ii) The Debtor is not a guarantor, nor has it assumed any obligation to indemnify any Person, nor is it a surety, guarantor, co-debtor, endorser as security, nor otherwise responsible for any other Person or any obligation of any other Person.

Exhibit 4.16

Anti-Corruption, Money Laundering and/or its predicate offenses provisions, Terrorist Financing, the Financing of the Proliferation of Weapons of Mass Destruction

(i)The Debtor, as well as its Affiliates and Subsidiaries, comply with all Anti-Corruption, Money Laundering and/or its predicate offenses provisions, Terrorist Financing, the Financing of the Proliferation of Weapons of Mass Destruction.

(ii)The Debtor and its Subsidiaries have implemented and maintain adequate policies and procedures to ensure ongoing compliance with the regulations mentioned in the preceding subsection.
(iii)Neither the Debtor nor its directors or employees have been subject to asset forfeiture proceedings. Likewise, to the best of its knowledge and belief, none of its shareholders has been subject to such proceedings.

(iv)The resources used by the Debtor to pay its obligations, as well as those that it may handle in any manner through the Lender, do not originate from illicit activities.

(v)Neither the Debtor nor its directors, principal officers, nor—to the best of its knowledge and belief—its direct or indirect shareholders holding an interest equal to or greater than 5%, have incurred violations of the provisions on prevention of Corruption, Money Laundering and its predicate offenses, Terrorist Financing, the Financing of the Proliferation of Weapons of Mass Destruction, nor in prohibited practices. In addition, none of these persons or entities: (a) has been investigated by competent authorities in Colombia or in any other jurisdiction in judicial, administrative, or fiscal proceedings for conduct related to (x) money laundering or any of its predicate offenses, or (y) crimes against public administration/corruption in accordance with the Applicable Laws and other applicable anti-corruption regulations; or (b) has been designated as a Sanctioned Person.

Pari Passu:

The Debtor’s obligations under the Financing Documents are senior, secured, unconditional, unsubordinated obligations and have and shall at all times rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Debtor, except for those that are preferred by operation of the Applicable Laws.

Absence of Insolvency Event:

No Insolvency Event has occurred or is continuing or, to the Debtor’s knowledge, there is no threat that an Insolvency Event will occur against the Debtor, and the Debtor has not taken any actions that result in or give rise to an Insolvency Event.

No immunity:

The execution, delivery, and performance by the Debtor of its obligations under each of the Financing Documents to which it is a party are private and commercial acts rather than public or governmental acts. Neither the Debtor nor any of its assets has any immunity (sovereign or of any other type) against any Action (whether for service of process, prejudgment attachment, attachment in aid of execution, execution of judgment, or otherwise) or from the jurisdiction of any court or for setoff with respect to its obligations arising under this Offer, once accepted through the Purchase Order, the Promissory Note, or any other Financing Document.

Exhibit 4.16

Delivery of information:

(i)All information (other than opinions, projections, and other projected financial statements) provided in writing (including any information delivered electronically through any electronic transmission system) by or on behalf of the Debtor in connection with the negotiation of the Financing Documents or delivered pursuant thereto (as such information may be modified or supplemented by additional information) was, as of the date of delivery and taken as a whole, complete and correct in all material respects, and, as of such date and taken as a whole, does not contain any untrue statement of material fact nor omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made.

(ii)Since the date on which the written information was delivered to the Lender, no event has occurred that causes the content of such information, taken as a whole, to become false, inaccurate, or incomplete, in any material respect and in light of the circumstances under which such statements were made (except to the extent that the Debtor has provided written updates or modifications to such information reflecting any subsequent change that has resulted in the delivery of the information).

(iii)The opinions, projections, and other projected financial statements included in such information delivered to the Lender were prepared in good faith, with due care and diligence, using reasonable assumptions, which reflect the inputs, conclusions, and other recommendations of the reports prepared by legal counsel and delivered to the Lender, and such opinions, projections, and other projected financial statements represent the perspective of the Debtor, as applicable, as of the date on which they were presented.

(iv)All documents, events, or conditions that are material in relation to the Financing Documents, and that could reasonably be expected to result in a Material Adverse Effect, have been disclosed in writing to the Lender.

Acknowledgment and warranty

The Debtor acknowledges that the Offer made by the Lender under the terms of these Regulations is made on the assumption that the representations and warranties contained in this Section (Other Elements of the Credit) (Representations and Warranties) are true, complete, and correct on the Signature Date and whenever they are made in accordance with their terms.

Use of funds

The Debtor represents and warrants that the funds received under this Credit shall be allocated solely and exclusively to the Permitted Uses, refraining from using them for any different purpose. Any diversion in the application of the funds shall constitute a material breach of the obligation.

Exhibit 4.16

Change of control

The Debtor undertakes to immediately inform the Lender in writing of any modification in the shareholding composition, control structure, or management of the company that may directly or indirectly affect its ability to pay. Such change may not be carried out without the Lender’s prior authorization.

Cross-Default

The Debtor represents that the default of its financial obligations with third parties, in an amount exceeding five thousand million Colombian pesos (COP$ 5,000,000,000), including arrears under loans, financial leases, debt issuances or other financing contracts, shall be considered a default under this Contract and shall entitle the Lender to exercise the Credit acceleration rights, provided that the Debtor has not remedied the default within fifteen (15) calendar days following the notice delivered by the Lender.

Prohibition on incurring indebtedness	The Debtor undertakes not to incur, guarantee, or permit new indebtedness unless it has obtained the prior, express, and written consent of the Lender.
Prohibition on corporate restructuring

The Debtor may not carry out any merger, consolidation, spin-off, liquidation, dissolution, or any other corporate reorganization transaction that implies a substantial alteration of its structure without the Lender’s prior written authorization. Any transaction of this type carried out without authorization shall constitute a default and shall entitle the Lender to exercise the Credit acceleration rights.

Preservation

The Debtor undertakes to maintain and preserve the existence, operation, and continuity of the companies within its business group that are essential for the development of the business, as well as not to sell, encumber, or dispose of Essential Assets without the Lender’s consent.

Corporate Existence

The Debtor represents that it will maintain its legal existence in force in accordance with the Applicable Laws of the Republic of Colombia, timely complying with all corporate, legal, and regulatory obligations necessary to ensure its corporate continuity.

Operations within the ordinary course

The Debtor undertakes to carry out only those operations related to the ordinary course of its business. It may not enter into contracts or extraordinary transactions that represent an additional financial risk without the Lender’s prior authorization.

Financial information

The Debtor shall periodically deliver, within the time periods and in the formats requested by the Lender, (i) the most recent financial statements duly signed by the Debtor’s accountant and the Debtor’s Authorized Officer, (ii) the most recent consolidated financial statements of the Logistic Properties of the Americas LPA group, (iii) management reports, (iv) projections, and (v) any other relevant information that enables the Lender to evaluate its economic situation and ability to pay. The Debtor warrants that such information shall be true, complete, and accurate.

Exhibit 4.16

Absence of Liens on the Collateral Assets

The Debtor represents and warrants that, on the Signature Date, as well as on the date on which the Definitive Security is perfected, the real estate properties that comprise the Collateral Assets are not subject to any mortgage, movable security, or pledge, security trust, charge, assignment by way of security, easement, attachment, encumbrance, usufruct, retention security, right of retention, preferential right, right of setoff, indemnity, counterclaim, precautionary measure, judicial or bank lien, nor any other material and adverse limitation on title, including the designation of beneficiaries or similar acts in insurance policies, or any other restriction that affects their value, effectiveness, or availability as security.

The Debtor undertakes to indemnify and hold harmless the Lender against any loss, claim, or contingency that may arise from the existence of any undisclosed Lien.

Obligations

The Debtor shall comply with the following obligations, which shall be in force as of the Signature Date and for so long as any amount remains outstanding and payable under the Financing Documents that are in effect:

Compliance with Applicable Law:	The Debtor shall at all times comply with the Applicable Laws in all material respects.
Use of proceeds:	To allocate the proceeds of the Credit solely and exclusively to the Permitted Uses set forth in this Offer.
Pari Passu:

The Debtor shall cause the obligations arising from the acceptance of this Offer to be, at all times during the term of the Credit, direct, not subject to the payment of other obligations, unconditional, and shall in all respects rank at least pari passu in priority of payment with all senior unsecured obligations and not subject to the payment of other obligations, both present and future, of the Debtor (other than payment obligations that have priority by operation of Applicable Law).

Existence and Continuity of the Business:

As of the Signature Date and while any amounts remain outstanding and payable to the Lender in connection with the Credit or any Financing Document, the Debtor shall maintain its existence, capacity, and corporate purpose, and shall take all measures necessary to maintain all rights, Essential Assets, privileges, and licenses necessary for the development of its corporate purpose in the ordinary course of its business.

Exhibit 4.16

Businesses different from the Debtor’s corporate purpose:

The Debtor may not enter into or engage in any other business substantially different from the ordinary course of its main activities as of the date of this Offer, it being understood that “substantially different” means any business that materially modifies the principal corporate purpose or the economic sector in which the activities are carried out. The foregoing shall not apply to complementary or related activities that bear a direct relationship to the development of the current business.

Additional indebtedness:	The Debtor may not incur any kind of additional Indebtedness other than the Credit, unless the Debtor has obtained the Lender’s prior, express, and written approval.
Corporate decisions:

The Debtor shall refrain from adopting any merger, spin-off, transformation, liquidation, or amendments to the Debtor’s corporate purpose that affect, or could reasonably be expected to affect, the due performance of the obligations under the Financing Documents.

The foregoing restriction shall not apply in the event that the merger, spin-off, transformation, liquidation, or amendments to the Debtor’s corporate purpose are carried out with or by a company or vehicle that is an Affiliate of the Debtor and/or of the economic group to which the Debtor belongs, provided that: (i) the Security in favor of the Lender arising from the Security Documents remains in full force and effect; and (ii) such merger, spin-off, transformation, liquidation, or amendments to the Debtor’s corporate purpose do not affect, nor could reasonably be expected to affect, the Debtor’s performance of its obligations under the Financing Documents.

Financial Statements:

The Debtor shall deliver to the Lender:

(i)As soon as they are available and, in any event, no later than within one hundred twenty (120) calendar days following the end of each fiscal year that occurs through the Maturity Date, a true, correct, and complete copy of (i) the most recent financial statements duly signed by the Debtor’s accountant and the Debtor’s Authorized Officer, and (ii) the most recent consolidated financial statements of the Logistic Properties of the Americas LPA group, which shall present, on a comparative basis, the corresponding figures for the respective periods of the prior fiscal year and all notes associated with such financial statements; and

(ii) As soon as they are available and, in any event, no later than within sixty (60) days following June 30 of each year, a true, correct, and complete copy of (i) the most recent financial statements duly signed by the Debtor’s accountant and the Debtor’s Authorized Officer, and (ii) the most recent consolidated financial statements of the Logistic Properties of the Americas LPA group.

Exhibit 4.16

Money Laundering, Terrorist Financing, Financing of the Proliferation of Weapons of Mass Destruction, Corruption and Transnational Bribery (ML/TF/FPWMD and C/TB):

The Debtor shall, at all times, comply with the Anti-Corruption, Money Laundering and/or its predicate offenses provisions, Terrorist Financing, and the Financing of the Proliferation of Weapons of Mass Destruction, and shall ensure that its investors also comply therewith.

Neither the Debtor, nor its officers, nor the legal representatives and/or officers of the latter, may participate or become involved in activities that involve corruption, fraud and/or coercive practices, as well as, in general, any practice contrary to Applicable Law, in particular the anti-corruption, money laundering, terrorist financing, and national or transnational bribery provisions.

Additionally, none of the parties mentioned above may be included in a Sanctions List.

Environmental and Social Provisions:

To comply with the applicable Environmental and Social Laws and with all requirements of Governmental Authorities by which the Debtor is bound, except for non-compliance with applicable Environmental and Social Laws that is being challenged in good faith (during the period in which it is being challenged), through appropriate proceedings, diligently pursued and with respect to which adequate reserves are maintained.

Perfection and maintenance of the Security:

The Debtor shall:

(i) Ensure that the Lender retains a first-ranking Lien pursuant to the Security Documents, under the terms of this Offer and each Security Document, except for those Liens that are preferred by operation of Applicable Laws.

(ii) As of the time each Security Document must be entered into under the terms of this Offer and the other Financing Documents, to maintain the full validity, opposability, and effectiveness of each Security Document for the sole and exclusive benefit of the Lender with respect to the Security; and to perform any act, and to execute, deliver, and file any document (including financial statements, registration statements, or other statements or instruments) required to perfect and maintain the Security, which must be kept free of any Lien, except for those Liens that are preferred by operation of Applicable Laws.

(iii) To defend, at the Debtor’s expense, the Lender’s rights under each Security Document, together with its title and interest in the Security and the Trust Rights.

Association; distribution of profits:

As of the Signature Date and while obligations remain outstanding and payable under the Credit, the Debtor shall not enter into any association agreement, joint venture, consortium, profit-sharing agreement, royalty agreement, or other similar agreement pursuant to which the Debtor’s income or profits derived from leases of the Property are, or may be, shared, assigned, or in any manner transferred to any other Person, except with the Lender’s prior authorization.

Exhibit 4.16

Notices:

The Debtor must notify the Lender of the occurrence of any Default or Acceleration Event (and the measures that, if applicable, are being taken to remedy it) as soon as possible after becoming aware of its occurrence and, in any event, no later than five (5) Business Days after having become aware of its occurrence.

Collateral Assets

The Debtor undertakes to maintain, throughout the entire term of this Contract and until the total cancellation of the secured obligations, the real estate properties that comprise the Collateral Assets free and clear of any Lien, except for those expressly authorized in writing by the Lender.

Accordingly, the Debtor must refrain from carrying out any act, transaction, or Contract that may give rise to the creation of a Lien over the Collateral Assets and, in the event that any Lien arises by operation of law, judicial or administrative decision, or any other circumstance, it undertakes to procure its release immediately and, in any event, to notify the Lender of such situation within a maximum period of two (2) Business Days counted from the moment it becomes aware thereof, to the Lender’s satisfaction.

Appraisals

The Debtor undertakes to deliver to the Lender updated commercial appraisals of the Collateral Assets, prepared by duly qualified independent appraisers in accordance with Applicable Laws, in order to verify that the minimum coverage required is maintained during the term of the Credit. The delivery frequency shall be as follows:

(i)Annually, with respect to those Collateral Assets consisting of real estate properties located within the urban perimeter of Bogotá D.C..
(ii)Every three (3) years, with respect to those Collateral Assets that correspond to real estate properties located outside the urban perimeter of Bogotá D.C.

The appraisals must reflect the commercial value of the Collateral Assets and comply with the technical and regulatory standards required under the regulations in force in Colombia.

Once the Collateral Assets have been contributed to the Autonomous Estate, the Debtor undertakes that the trust settlor of the Autonomous Estate shall be responsible for sending the Lender the updated appraisals of the Trust Assets, with the same frequency indicated in this Offer. In the event that the trust settlor of the Autonomous Estate fails to comply with such obligation within the term indicated for such purpose, the Debtor must include in the Trust Contract that the Trustee shall have the contractual and operational mechanisms necessary to comply with the delivery of the Appraisals to the Lender.

The breach of this obligation, including the failure to timely deliver the appraisals or the failure to update them in accordance with the agreed frequency, shall constitute an Acceleration Event as provided in the Financing Documents.

Exhibit 4.16

Obligations to do arising from the constitution of the Definitive Security
In order to perfect the constitution of the Definitive Security, the Debtor undertakes to carry out the following actions, divided into two phases:

(i)Phase 1. Procedures prior to registration. Within a maximum term of one hundred eighty (180) calendar days counted from the Signature Date, and without the possibility of extension, the Debtor must:

a) To enter into, or cause to be entered into by LPA COL Propco Cota 1 S.A.S. or the Colombian company related to the Debtor that is designated by it, as trust settlor, the Trust Contract with the Trustee, through which the Autonomous Estate is constituted as provided in the Financing Documents, which must have the Lender’s prior approval, be executed by the Lender as secured creditor, and be in form and substance satisfactory to the Lender.

b) To execute, or cause to be executed, the public deed of transfer to the Autonomous Estate of the Trust Assets, in accordance with the applicable registration procedures.

c) To designate, or cause to be expressly designated, the Lender as secured creditor under the Trust Contract.

d) To request before the corresponding notary public the notarization of the public deed of transfer of the real estate properties, and to file it with the competent Public Registry Office for registration. The Parties understand and accept that once the public deed has been submitted for recordation review by the Public Registry Office, this phase 1 will have been satisfactorily completed.

(ii)Phase 2. Actions subsequent to registration. Within fifteen (15) Business Days following the date on which the Debtor receives confirmation of registration of the public deed of transfer and the assignment of the new real estate registration numbers by the Public Registry Office, the Debtor must:
a)Request the Trustee to update the internal records of the Autonomous Estate, reflecting the incorporation of the Trust Assets in accordance with the new real estate registration numbers.

b)Obtain and deliver to the Lender the updated certificates of title and liens for each of the Trust Assets.

c)Request and obtain from the Trustee the issuance of the Guarantee Certificates over the Trust Assets, in which the constitution of a valid, enforceable, and opposable security in favor and for the benefit of the Lender is evidenced, as agreed in the Financing Documents.

Failure to comply with any of the foregoing obligations within the established time periods shall constitute an Acceleration Event as provided in the Financing Documents.

Exhibit 4.16

Miscellaneous
Notices to the Lender:

Attention: Felipe Peláez Restrepo

Email: OL-CreditManagement@btgpactual.com; felipe.pelaez@btgpactual.com; OL-CnS-Colombia@btgpactual.com; OL-LegalBTG-COL@btgpactual.com; OL-BackofficeBTG-COL@btgpactual.com

Telephone: +57 (604) 448 43 00

Address: Carrera 43 A No. 1-50, Edificio San Fernando Plaza, Tower 2 (ANDI), 10th Floor

Notices to the Debtor:	Attention: Guillermo Jose Zarco Berdejo Email: guillermo@lpamericas.com Telephone: +57-3166285042 Address: Calle 84ª # 9-65, Of 303, Bogotá D.C.
Taxes:

Any cost, expense, tax, or levy that may be incurred in connection with the execution, development, performance, amendment and/or termination of the Credit, the Security Documents, the Promissory Note and/or any other document related to the foregoing, shall be borne by the Debtor. Any payment made by the Debtor or any Person on its behalf, under the Credit, the Security Documents, the Promissory Note and/or any other document related to the foregoing, must be made free of any tax, fee, contribution, withholding, or deduction of any kind that may be applicable, including, but not limited to, any withholding at source of income tax (hereinafter, the “Taxes”). If Applicable Law requires the Debtor to deduct any Tax from any sum payable under the Credit, the Security Documents, the Promissory Note and/or any other document related to the foregoing, the Debtor shall bear the payment of the deductions or withholdings that must be made in accordance with Applicable Law. Without prejudice to the foregoing, the Parties acknowledge and accept that in no event shall it be understood that the income tax and/or the industry and commerce tax corresponding to or payable by the Lender shall be subject to indemnification by the Debtor.

Assignment:

The Lender may assign or endorse (as applicable) all or part of its rights and obligations under the Financing Documents without the Debtor’s prior authorization. On the other hand, the Debtor shall always require the Lender’s prior and express approval in the event of any partial or total assignment of its position or of its rights or obligations arising from the Financing Documents.

Exhibit 4.16

Amendments:

Any amendment to, or waiver of, any provision of this Offer must be made by means of a written document signed by the Lender, and accepted by the Debtor by means of a Purchase Order. Each amendment or authorization shall be effective only in the specific case and for the specific purpose for which it is granted.

Governing Law and jurisdiction:

This Offer and the Credit transaction arising from the acceptance hereof shall be governed by the laws of the Republic of Colombia, and any dispute shall be resolved before the courts of the Republic of Colombia.

Annexes to the Regulations:	(i) Annex A: Definitions. (ii) Annex B: Disbursement Request Form.
Electronic Signature:

This Offer, as well as the Purchase Order, may be signed by means of electronic signature, under the terms established in Decree 2364 of 2012 and/or Decree 1074 of 2015, and any other regulations that amend, supplement, or replace them. The electronic mechanism shall have the same validity and legal effects as a handwritten signature, meets the criteria of authenticity, integrity, reliability, and appropriateness, under the terms indicated in Decree 2364 of 2012 and/or Decree 1074 of 2015, and may be comprised of codes, passwords, biometric data, or cryptographic keys, understood generally as data messages, which make it possible to identify the person who signs it.

No waiver:	No delay or omission in the exercise of any right, power, or remedy under this Offer shall prejudice the Lender’s rights, powers, or remedies, nor shall it be construed as a waiver or release thereof.

Exhibit 4.16
ANNEX A
Definitions

“Action” means any action, lawsuit or any other legal, arbitration, administrative proceeding, investigation or any claim filed by or before any Governmental Authority.

“Lender” means Banco BTG Pactual Colombia S.A., a banking establishment organized as a corporation in accordance with the laws of the Republic of Colombia, domiciled in the city of Medellín., incorporated and existing under the laws of Colombia, identified with N.I.T. 901.491.551-0.

“Essential Assets” means those assets, rights, contracts, licenses, concessions, permits, trademarks, patents, know-how, accounts receivable, equity interests, real property, equipment, inventories, trust rights or any other tangible or intangible asset, present or future, the preservation, use or ownership of which is necessary or ordinarily used for the development of the corporate purpose of the Borrower and which, if lost, disposed of, encumbered or cease to be operative, may materially and adversely affect the ability of the Borrower to (i) carry out its operations in the ordinary course of its business or (ii) comply with its payment obligations arising from the Credit and the Financing Documents.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control, directly or indirectly, with such Person.

“Fiscal Year” means the Debtor’s fiscal year, which begins each year on January 1 and ends on December 31 of such year.

Exhibit 4.16
“Governmental Authority” means any of the executive, judicial, or legislative branches regardless of the manner in which they act, whether national or departmental, municipal or district, as well as any municipal government body, any government agency, dependency, secretariat, department, administrative authority, regulatory authority, supervisory authority, registry, entity or governmental court (including, without limitation, banking and tax authorities) applicable to any Person that is applicable. In relation to the Anti-Corruption, Anti-Money Laundering and Counter-Terrorist Financing Provisions, it shall mean any national or foreign authority competent to investigate, hear and/or sanction conduct regulated by these provisions.

“Collateral Assets” has the meaning assigned to this term in Section I (Credit Conditions) of this Offer.

“Trust Assets” means the Collateral Assets identified in this Offer, which have been contributed to the Autonomous Estate, fulfilling for that purpose all the formalities required by law.

“Change of Control” means the event in which Logistic Properties of the Americas LPA ceases to hold Control, at least indirectly, over the Debtor.

“Share Capital” means, with respect to any Person (that is not a natural person) (i) all shares, quotas or equity interests or social participation interests in such Person, of any class, whatever their denomination, or any other participation in such Person; and (ii) each and every option, commitment or preemptive right or agreements of any kind (including any shareholders’ agreement or joint voting agreements) for the subscription, issuance, sale, registration or voting, or securities convertible into any of the instruments or types of participation mentioned in item (i) above.

Exhibit 4.16
“Collateral Certificates” means, with respect to the Definitive Security, the documents issued by the Trustee, in its capacity as spokesperson and administrator of the Autonomous Estate, by means of which the existence of a first-ranking Lien over the Trust Assets is constituted, formalized and evidenced, in favor and for the benefit of the Lender, as security for the full and timely performance of the Secured Obligations.

“Trust Agreement” means the irrevocable commercial trust agreement for administration and security that will be entered into between LPA Col Propco Cota 1 S.A.S. or the Debtor’s designated related Colombian company, as Trustor, and the Trustee, as Trustee, and in which the Lender will be designated as the secured creditor.

“Open Pledge Agreement over Shares” has the meaning assigned to this term in Section I (Credit Conditions) of this Offer.

“Open Pledge Agreement over Trust Rights” means the open pledge agreement without possession over the Trust Rights to be entered into between the Debtor, as guarantor, and the Lender, as secured creditor, which corresponds to the Transitional Security.

“Control” means (a) the power or capacity of a Person or group of Persons to (i) impose decisions in the general meeting of shareholders, partners, trustors or equivalent bodies, or appoint or remove the majority of the members of the board of directors, trust council, trust assembly, advisors, managers or their equivalents, of a legal entity or autonomous estate; or (ii) maintain ownership of rights that allow exercising the vote with respect to more than 50% of the Equity Interests of a Person; or (iii) direct the management, strategy or main policies of a legal entity or autonomous estate, whether through participation in the Share Capital, in trust rights, whether through the exercise of voting rights, by contract or in any other manner, or exercise decisive influence in the

Exhibit 4.16
management of a company or autonomous estate; or (b) be the beneficial owner of the ownership of more than 50% of the equity interests of a Person or of the trust rights in an autonomous estate. The terms “Control”, “Controlling” or “Controlled” shall have a meaning corresponding to the definition of Control set forth herein.

“Credit” has the meaning assigned in Section I (Credit Conditions) of this Offer.

“Trust Rights” means all rights, benefits, prerogatives, powers, actions, interests, and obligations, present and future, corresponding to LPA Col Propco Cota 1 S.A.S. or to the Colombian company related to the Debtor that is designated by it, in its capacity as trustor under the Trust Agreement, including, without limitation, to:
(i)The economic rights derived from the ownership of the Trust Assets;

(ii)The rights to participate in the yields, products, fruits, indemnities, compensations, income, profits and other benefits generated by the Autonomous Estate;

(iii)The information, decision and voting rights corresponding to the trustor under the Trust Agreement; and

(iv)Any other right derived directly or indirectly from the Trust Agreement or from the participation of LPA Col Propco Cota 1 S.A.S. or to the Colombian company related to the Debtor that is designated by it, in the Autonomous Estate.

“Debtor” means LatAm Logistic Properties S.A.

Exhibit 4.16
“Business Day” means any day that is not a Saturday, Sunday, or a day on which credit establishments are authorized or required to close their offices in the city of Bogotá D.C., Colombia.

“Dispose” or “Disposition” means the sale, transfer, license, lease or other disposition of any Property by any Person, in a transaction or series of transactions, including any sale, assignment, transfer or other disposition, with or without recourse, of any note or account receivable or any right and claim associated therewith or of all or any material part of the business, assets or Properties of any kind of such Person, whether real, personal or mixed and whether tangible or intangible, whether currently owned or acquired, leased or licensed in the future, including any Equity Interest or Voting Equity Interests held by such Person.

“Anti-Corruption, Anti-Money Laundering and/or its Predicate Offenses, Terrorist Financing, Proliferation Financing of Weapons of Mass Destruction Provisions” means, jointly, the following provisions and those that replace, amend or supplement them: (a) the provisions of the Foreign Corrupt Practices Act issued by the Congress of the United States of America in 1977; (b) the provisions of the U.S.A. Patriot Act issued by the congress of the United States of America in 2001; (c) the regulations issued by the Office of Foreign Assets Control – OFAC of the Department of the Treasury of the United States of America, the U.S. Bureau of Industry and Security and His Majesty’s Treasury – HMT; (d) the Bribery Act of the United Kingdom of 2010; (e) the BSA – Bank Secrecy Act; (f) the regulations issued by the US Directorate of Defense Trade Controls; (g) the regulations issued by the Office Européen de Lutte Anti-Fraude; (h) the United Nations Convention against Illicit Traffic in Narcotic Drugs and Psychotropic Substances, ratified by Colombia through Law 67 of 1993; (i) the Convention on Laundering, Search, Seizure and Confiscation of the Proceeds from Crime, ratified and approved by Colombia through Law 1017 of 2006; (j) the Model Regulations on Money Laundering Offenses Related to Illicit Drug Trafficking and other Serious Offenses

Exhibit 4.16
prepared by the Inter-American Commission for Drug Abuse Control; (k) the International Convention for the Suppression of the Financing of Terrorism, ratified by Colombia through Law 808 of 2003; (l) the Inter-American Convention against Terrorism, ratified and approved by Colombia through Law 1108 of 2006; (m) the United Nations Convention against Transnational Organized Crime, ratified by Colombia through Law 800 of 2003; (n) the United Nations Convention against Corruption, ratified and approved by Colombia through Law 970 of 2005; (o) Laws 80 of 1993, 1150 of 2007, 1474 of 2011, 1712 of 2014, 1778 of 2016, 1952 of 2019 of Colombia; (p) Chapter X of the Basic Legal Circular of the Superintendence of Companies of Colombia; (q) the resolutions in relation to anti-terrorist matters and in particular; (r) the provisions of the Colombian Criminal Code relating to anti-corruption practices, bribery, money laundering and/or its predicate offenses, terrorist financing, financing of the proliferation of weapons of mass destruction; (r) any provision or regulations relating to practices or crimes against public administration; (t) the Basic Legal Circular 029 of 2014 issued by the Financial Superintendence of Colombia; (u) any other rule approved, promulgated by the United States of America, the United Nations Organization (including the United Nations Security Council), the European Union, the United Kingdom, Colombia or by any jurisdiction in which the Lender, the Debtor and/or its Affiliates operate or the other Applicable Laws that at any time are applied by the Lender and/or the Debtor; and (v) the other Applicable Laws related to anti-corruption practices, Prohibited Practices, money laundering, Fraudulent Practices, Obstructive Practices or terrorist financing including the standards established by the Financial Action Task Force and the Basel Committee on Banking Supervision.

“Financing Documents” means, jointly:

(i) The Offer and its annexes;

(ii) the Service Purchase Order;

Exhibit 4.16

(iii) The Promissory Note issued under the Credit;

(iv) The Security Documents; and

(v) Any other document, that is designated as a “Financing Document” by mutual agreement of the Parties.

“Security Documents” means, jointly,
(i)The Transitional Security Documents;

(ii)The Definitive Security Documents; and

(iii)Any other document that is designated from time to time as a “Security Document” by mutual agreement by the Parties.

“Definitive Security Documents” means, jointly:
(i)The Collateral Certificates; and

(ii)The Open Pledge Agreement over Trust Rights; and

(iii)Any other document that is designated from time to time as a “Definitive Security Document” by mutual agreement by the Parties.

“Transitional Security Documents” means, jointly:

(i) The Open Pledge Agreement over Shares;

Exhibit 4.16

(ii) The Guaranty; and
(iii) Any other document that is designated from time to time as a “Transitional Security Document” by mutual agreement by the Parties.

“Material Adverse Effect” means any change, effect, event, situation or condition that, when considered individually or together with all other changes or effects with respect to which this definition applies, results substantially and materially adverse to: (i) the financial condition, business or properties of the Debtor; (ii) the legal or financial ability of the Debtor to comply with its obligations or exercise its rights in accordance with any Financing Document to which it is a party; (iii) the validity and enforceability of any Financing Document; (iv) the validity, enforceability, perfection or priority of any Security (or any material portion thereof) or the value of any Security (or any material portion thereof); (v) the rights or remedies of the Lender arising from the Financing Documents.

“Indebtedness” means, in relation to any Person: (i) all obligations of such Person to pay sums of money received as a loan, (ii) all obligations of such Person evidenced in bonds, negotiable debt securities or similar instruments, (iii) all obligations of such Person to pay the purchase price on a deferred basis of goods or services, that involve the payment of interest; (iv) all obligations of such Person as lessee under any lease agreement, that must be reported, in accordance with GAAP; (v) all obligations of such Person, current or contingent or of another class, with respect to bankers’ acceptances issued or granted for the benefit of such Person, (vi) all obligations of such Person in relation to performance bonds, sureties or bank guarantees, stand-by letters of credit or other contingencies or similar instruments granted or issued on behalf of such Person, and (vii) any Indebtedness of third parties guaranteed by such Person, or for which the creditor of such Indebtedness has a security interest or a Lien over any asset of such Person, to the extent that such Indebtedness is not assumed by such Person.

Exhibit 4.16
“Accounting Standards” means, with respect to any Person, GAAP and International Financial Reporting Standards (IFRS), as these are applicable in accordance with the applicable law to such Person, by virtue of its place of incorporation, as applicable.

“Insolvency Event” means the occurrence of any of the following events:
(i)Involuntary Proceedings. To the extent permitted by Applicable Laws, in the event that an involuntary proceeding is initiated or an involuntary petition is filed to initiate a proceeding, with the intention of:

a) that the Debtor be declared in insolvency, liquidation or reorganization

b) that a proceeding related to the creditors’ arrangement, debt restructuring, insolvency, liquidation or reorganization be declared, with respect to the Debtor; or

c) that a liquidator, trustee in bankruptcy, intervener, custodian, administrator, assignee, fiduciary, conciliator (or any similar officer) of the Debtor be appointed.

It being understood that such proceeding or petition is not dismissed within 90 Days following the date on which the corresponding proceeding or Action that approves or orders the mentioned dismissal is initiated.

(ii)Voluntary Proceedings. To the extent permitted by Applicable Laws, the Debtor:

a) voluntarily initiates any proceeding or files an application related to a creditors’ proceeding, debt restructuring, insolvency, liquidation or reorganization, or any other similar proceeding pursuant to Applicable Laws;

Exhibit 4.16

b) requests or consents to the appointment of a liquidator, trustee in bankruptcy, intervener, custodian, administrator, assignee, fiduciary, conciliator (or any similar officer) of the Debtor;

c) makes a general assignment for the benefit of creditors with allocation for payment of claims;

d) requests a moratorium or the suspension of payments or the reorganization of its debts before any competent Governmental Authority;

e) initiates a proceeding or takes any corporate action to be declared in a debt restructuring proceeding, in insolvency, liquidation or reorganization, pursuant to Applicable Laws; and/or

f) carries out any action for the purpose of carrying out any of the foregoing assumptions or events.

(iii)Inability to Pay Debts. If the Debtor

a) generally ceases to pay its debt obligations; and/or

b) generally suspends payments thereof; and/or

c) makes a general assignment or abandonment of its assets for the benefit of its creditors; and/or

d) declares its inability to comply with its obligations; and/or

e) is in a situation of cessation of payments or imminent inability to pay in accordance with Applicable Laws.

Exhibit 4.16
(iv)Events Similar to Bankruptcy, Insolvency, Etc. Any other event occurs that in accordance with Applicable Laws would have an effect similar to any of the events described in item (a) (Involuntary Proceedings), (b) (Voluntary Proceedings) or (c) (Inability to Pay Debts) of the definition of Insolvency Event.

“Disbursement Date” means the date on which the Disbursement of the Credit occurs.

“Signature Date” means the date on which the Debtor accepts the Offer by executing and sending to the Lender the Service Purchase Order duly signed by an Authorized Officer.

“Guarantor” means Logistic Col Holdco I, S.R.L.

“Guaranty” means the joint and several guaranty to be executed by the Guarantor in favor and for the benefit of the Lender.

“Trustee” means Alianza Fiduciaria S.A. or the trustee that is designated by the Debtor for purposes of entering into the Trust Agreement.

“Authorized Officer” means (i) with respect to any Person (except the Debtor or any Person that is a natural person), its legal representative, chief executive officer, president, chief financial officer, treasurer, attorney-in-fact or any other officer in charge of the management of a relevant part of the Financing Documents to which such Person is a party; (ii) with respect to the Debtor, the legal representative; and (iii) with respect to natural persons, such natural person or its attorneys-in-fact. When an Authorized Officer of a Person executes any Financing Document, it shall be presumed that such Authorized Officer has all corporate authorizations to act on behalf of such Person.

Exhibit 4.16

“Pledge Grantor” means Latam Logistic Col Holdco I S de RL.

“Securities” means the Liens created, or to be created, under the Security Documents to secure the Secured Obligations.

“Definitive Security” means the Liens created, or to be created, under the Definitive Security Documents to secure the Secured Obligations.

“Transitional Security” means the Liens created, or to be created, under the Transitional Security Documents to secure the Secured Obligations.

“Lien” means any mortgage, security interest or pledge, trust for security purposes, charge, assignment by way of security, easement, attachment, encumbrance, affectation, usufruct, retention guarantee, right of retention, preferential right (by operation of Applicable Laws or in any other manner), set-off right, indemnity, counterclaim, precautionary measure, judicial or banking lien or any materially adverse limitation to title of any kind, including any designation of beneficiaries or any similar act in an insurance policy.

“IBR” means, with respect to each interest period, the rate to be applicable to each date within such interest period, equal to the Indicador Bancario de Referencia with a nominal 3-month quotation term, published by the Banco de la República de Colombia on the Business Day immediately prior to the start date of the corresponding interest period; it being understood that, if the IBR is less than zero, it shall be understood to be equal to zero under the terms of this Offer.

Exhibit 4.16
“Taxes” means all taxes, rates, charges, fees, tariffs, contributions, withholding obligations, or any determination of any nature imposed by any Governmental Authority, whether present or future, together with their interests, penalties, additions to Taxes or any other obligation imposed pursuant thereto, imposed by any Governmental Authority.

“Default” means any event or condition that constitutes an Acceleration Event or that with its notice and/or the passage of time (or both) will become an Acceleration Event.

“Applicable Laws” means jointly, with respect to any Person and its assets, any law, treaty, regulation, rule, ordinance, statute, decree, resolution, administrative act, ordinance, agreement, circular, or any order, decree, or judicial resolution or decision of any Governmental Authority, that is applicable and binding on such Person or its assets, including in each case those related to environmental matters and the Accounting Principles generally accepted in Colombia.

“Environmental and Social Laws” means, with respect to any Person, any constitutional provision, law, decree, resolution, regulation, directive, treaty, rule in general, system of rules, statute, order, decree or resolution, judgment, issued by a Governmental Authority, on, or that refers to, the protection and conservation of the environment or the use, exploitation, deterioration, conservation of natural resources, as well as those that regulate the use, disposal, storage, final disposal and in general the management or release into the environment of pollutants or Hazardous Materials, or that refer to standards related to environmental, social, labor or health and safety security, including any modification or substitution thereof.

“Sanctions Lists” mean the sanctions lists maintained by the United Nations,
OFAC (Office of Foreign Assets Control), the European Union, Great Britain, the

Exhibit 4.16

List of Sanctioned Firms and Individuals of the Inter-American Development
Bank Group, the World Bank Group’s Listing of Ineligible Firms and Individuals,
any list associated with persons involved in money laundering, terrorist financing, corruption, or similar or related matters of the Republic of Colombia, the United
States of America, the European Union and/or any other generally recognized list that for such purposes the Lender uses, at its sole discretion, or that modifies, adds to or substitutes any of the foregoing.

“Secured Obligations” means all present or future obligations, certain or contingent, direct or indirect, due or not, assumed by the Debtor pursuant to the Offer, the Regulations, the Promissory Note, the Security Documents and
the other Financing Documents, including, without limitation: (i) the payment of the principal of the Credit; (ii) the payment of ordinary and default interest;
(iii) the payment of commissions, expenses, costs, indemnifications, sanctions, penalties, and any other agreed concept; and (iv) the performance of all obligations to do, not to do, to give or to tolerate provided in the Financing
Documents.

“Purchase Order” means the service purchase order sent by the Debtor to the
Lender, by means of which it accepts this Offer.

“Promissory Note” means the promissory note that will be granted by the
Debtor to the Lender by virtue of the acceptance of this Offer.

“Autonomous Estate” means the autonomous estate to be constituted by means of the Trust Agreement entered into between LPA Col Propco Cota 1 S.A.S. or the colombian company related to the Debtor that is designated by it, as trustor, and the Trustee, as trustee.

Exhibit 4.16
“Availability Period” means the thirty (30) calendar day period counted as from the Signature Date.

“Person” means any natural or legal person, autonomous estate, private equity fund, association, foundation or non-profit corporation, Governmental Authority or any other entity.

“Sanctioned Person” means any Person and/or goods and/or assets (i) included in any Sanctions Lists; (ii) that regularly resides or has been incorporated, or is owned or is Controlled, or acts on behalf of, a Person that regularly resides or is organized under the laws of a country or territory subject to the Sanctions Regime (including, without limitation, North Korea, Cuba, Iran, Russia, Syria, Sudan and the geographical territory of the Crimea region of Ukraine); (iii) that is Controlled by, or acts on behalf of, or with respect to which 50% or more is owned by, a Person that regularly resides or is organized under the laws of a country or territory subject to the Sanctions Regime (including, without limitation, North Korea, Cuba, Iran, Russia, Syria, Sudan and the geographical territory of the Crimea region of Ukraine); (iv) that is otherwise the object of a sanction applied by virtue of the Sanctions Regime; or (v) whose owner, shareholder or beneficiary, directly or indirectly, is or is Controlled by any Person described in items (i), (ii) or (iii) above.

“Pesos” or “COP$” means the lawful currency of Colombia.

“Fraudulent Practice” means, including, but without limitation, any illegal action or omission, including an illegal misstatement or false representation, that deliberately or recklessly deceives or attempts to deceive any Person, to obtain a financial benefit or any other benefit, or to avoid a legal obligation.

Exhibit 4.16

“Obstructive Practice” means, including but without limitation, and in relation to any investigation carried out by the Lender or by any Governmental Authority, regarding Prohibited Practices committed, or in which the Debtor and/or its Shareholders or Affiliates, or any other Person acting on behalf of or under instructions from any of the foregoing, allegedly participated: (i) the illegal destruction, forgery, alteration or illegal concealment of material evidence, or the making of false and illegal statements to the investigators to materially impede such investigation; (ii) the illegal threat, persecution or intimidation of any Person to prevent such Person from disclosing knowledge about matters relevant to such investigation, or from pursuing such investigation; or (iii) any illegal action intended to materially impede the exercise of the rights of access, information and inspection, granted to the Creditors under the Financing Documents.

“Prohibited Practices” means, including but without limitation, any of the following illegal activities: (a) harming or causing harm, or threatening to harm or cause harm, directly or indirectly, to any Person or the property of such Person, to improperly influence the actions of a Person (“Coercive Practice”); (b) an agreement between two or more parties or Persons, to achieve an improper purpose, including improperly influencing the actions of another Person (“Collusive Practice”); (c) offering, or making Prohibited Payments (“Corrupt Practice”); (d) Fraudulent Practice; and (e) an Obstructive Practice.

“Property” means any right or interest in or in relation to movable or immovable property of any kind, regardless of whether it is movable, immovable or mixed property, or whether it is tangible or intangible.

Exhibit 4.16
“Net Cash Proceeds” means all cash proceeds received by a Person less the Taxes, charges, commissions, fees and other costs and expenses under market conditions attributable to the receipt of indemnifications or compensations of any nature.
“Sanctions Regime” means the economic or financial sanctions or trade embargoes that are imposed at any time by a Governmental Authority that exercises jurisdiction over any Obligor, natural person, legal person or their goods or assets and their operations.

“Subsidiary” means, with respect to any Person, any entity: (a) 50% or more of whose equity interests are owned, directly or indirectly, by such Person; (b) in which such Person may nominate or appoint directors, managers, trustees or other Persons performing similar functions and having the power to direct or cause to be directed the management and the policies of such entity; and (c) that is Controlled by such Person.

Exhibit 4.16
ANNEX B
Disbursement Request Form

Bogotá D.C., [•] of [•] of 2025

Gentlemen
BANCO BTG PACTUAL COLOMBIA S.A.

Address: [insert]
Attention: [insert]
Telephone: [insert]
E-mail: [insert]

Reference: Disbursement Request

Reference is made to the merchant offer of financial services (the “Offer”) submitted by Banco BTG Pactual Colombia S.A., a corporation existing and duly organized under the laws of the Republic of Colombia (the “Lender”) and validly accepted by LatAm Logistic Properties S.A. (the “Debtor”) on [insert date] by sending the Purchase Order, whose specific terms and conditions, in force and enforceable, are those described in Annex 1 (Offer of Financial Services Regulations) of the Offer (the “Regulations”).
The capitalized terms that are not defined in this Disbursement Request shall have the meaning assigned to them in the Offer.
In accordance with the provisions of Section II (Conditions Precedent – Conditions Precedent to Disbursement) of the Regulations, by means of this request, the Debtor

Exhibit 4.16
irrevocably requests the Lender to make a Disbursement to the Debtor under the Offer and the Regulations under the following conditions:
(i)Requested principal amount: [insert amount] Pesos (COP$[insert amount]).

(ii)Proposed Disbursement Date: [insert dd/mm/yyyy].

(iii)Debtor’s bank account for the Disbursement: Account [insert account type] No. [insert bank account number] of the bank [insert bank entity of the bank account].

(iv)By executing this Disbursement Request, the Debtor certifies that, on the date of this Disbursement Request, and on the Disbursement Date:

a. each of the representations and warranties of the Debtor and the other Parties to the Credit, included in Section III (Other Elements of the Credit – Representations and Warranties) of the Regulations, are true and correct in all material respects, and will not cease to be so as a result of the Disbursement;

b. the Debtor has paid all fees, costs, expenses and commissions and has reimbursed all expenses that must be paid before or on the Disbursement Date in favor of the Lender in accordance with the Financing Documents;

c. no Default or Event of Default has occurred and is continuing, nor will a Default or Event of Default occur as a result of the respective Disbursement;

d. no fact or circumstance has occurred and is continuing that may

Exhibit 4.16
have a Material Adverse Effect, nor may a Material Adverse Effect occur as a result of the Disbursement;

e. the proceeds of the requested Disbursement are required by the Debtor for the Permitted Uses.

(v)The Debtor accepts and acknowledges its irrevocable obligation to constitute the Definitive Security under the terms and within the term provided in the Offer.

(vi)(vi) Attached as an Annex to this Disbursement Request, as an integral part thereof, is the documentation evidencing compliance with the conditions precedent established in Section II (Conditions Precedent – Conditions Precedent to Disbursement) of the Regulations, including

a. The true, complete and correct copy of the Debtor’s Corporate Documents under the terms of Section II (Conditions Precedent – Conditions Precedent to Disbursement);

b. The true, complete and correct copy of the Debtor’s latest financial statements under the terms of Section II (Conditions Precedent – Conditions Precedent to Disbursement); and

c. The true, complete and correct copy of the documents of the Trust Assets under the terms of Section II (Conditions Precedent – Conditions Precedent to Disbursement).

Sincerely,
The Debtor,

Exhibit 4.16

LatAm Logistic Properties S.A.

______________________________
By: [insert name]

Position: [insert position]

Identification Number: [insert identification number]

Exhibit 4.16
Annex 2
Purchase Order

Bogotá D.C., [•] of [•] of 2025

Gentlemen
BANCO BTG PACTUAL COLOMBIA S.A.

Reference: Service Purchase Order – Merchant Offer of Financial Services

Dear Sirs,

[insert name], of legal age, domiciled in [•], identified with citizenship card No. [•] of [•], acting in the name and representation of LatAm Logistic Properties S.A., represented by [•] (the “Debtor), we hereby issue this financial services purchase order, expressly accepting, in its entirety, the offer of financial services submitted by means of the letter sent by Banco BTG Pactual Colombia S.A. (the “Lender”) on October 21, 2025 to the Debtor, where the terms and conditions of the credit offered up to an amount of fifty thousand million pesos (COP$ 50.000.000.000) are established.

Consequently, the Debtor authorizes that the net proceeds of the Disbursement be deposited by the Lender into the following account:

[Saving/Checking] account No. [•]

Exhibit 4.16

Bank: [•]

Account Holder: [•]

[ID/NIT]: [•]

Sincerely,
The Debtor,
LatAm Logistic Properties S.A.

______________________________
By: [insert name]
Position: [insert position]
Identification Number: [insert identification number]

As evidence of acknowledgment and acceptance,
The Guarantor and Pledge Guarantor,

LatAm Logistic Col Holdco I, S.R.L.

_______________________________
By: [insert name]
Position: [insert position]
Identification Number: [insert identification number]